UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

January 5, 2020

Date of report (date of earliest event reported)

The Habit Restaurants, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36749	36-4791171
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Nos.)

17320 Red Hill Avenue, Suite 140

Irvine, CA 92614

(Address of principal executive offices) (Zip Code)

(949) 851-8881

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.01 per share	HABT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On January 5, 2020, The Habit Restaurants, Inc., a Delaware corporation (“Habit” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with YUM! Brands, Inc., a North Carolina corporation (“Parent”), and Parent’s wholly-owned subsidiary, YEB Newco Inc., a Delaware corporation (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”), each:

(i)

share of Class A common stock, par value $0.01 per share, of the Company (“Class A Common Stock”) (1) that is issued and outstanding immediately prior to the Effective Time and (2) resulting from the exchange of units of Habit Restaurants, LLC (“LLC Units”), as described below (other than, with respect to the foregoing clauses (1) and (2), any shares of Class A Common Stock (A) owned by the Company or any direct or indirect wholly-owned subsidiary of the Company, (B) owned by Parent, Merger Sub or any direct or indirect wholly-owned subsidiary of Parent or Merger Sub or (C) held by stockholders that have properly exercised and perfected appraisal rights under Delaware law) will be cancelled and automatically converted into the right to receive cash in an amount equal to $14.00, without interest thereon (the “Merger Consideration”), subject to applicable tax withholding;

(iii)

option (each, a “Company Stock Option”) to acquire shares of Class A Common Stock that is outstanding immediately prior to the Effective Time that has an exercise price per share that is less than the Merger Consideration will be cancelled and the former holder of such cancelled Company Stock Option will be entitled to receive (without interest), in consideration for the cancellation of such Company Stock Option, an amount in cash equal to the product of (x) the total number of shares subject to the unexercised portion of such Company Stock Option immediately prior to the Effective Time multiplied by (y) the excess of the Merger Consideration over the applicable exercise price per share under such Company Stock Option; provided that if the exercise price per share of any such Company Stock Option is equal to or greater than the Merger Consideration, such Company Option will be cancelled for no consideration; and

(iv)

restricted stock unit of the Company (each, a “Company RSU”) that is outstanding immediately prior to the Effective Time will be cancelled, and the former holder of such cancelled Company RSU will be entitled to receive (without interest), in consideration for the cancellation of such Company RSU, an amount in cash equal to the product of (x) the total number of shares subject to (or deliverable pursuant to) such Company RSU immediately prior to the Effective Time multiplied by (y) the Merger Consideration.

Consideration payable to holders of Company Stock Options and Company RSUs will be made no later than three business days after the Effective Time, net of any required withholding of taxes.

Concurrently with the Effective Time, each LLC Unit not held by the Company or one of its subsidiaries, whether vested or unvested, together with one share of or Class B common stock, par value $0.01 per share, of the Company (“Class B Common Stock,” and collectively with Class A Common Stock, “Company Common Stock”), will be exchanged for one share of Class A Common Stock (the “Exchange”), as is more particularly described in the Merger Agreement, and each share of Class B Common Stock will automatically be cancelled immediately upon consummation of the Exchange.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Merger Sub. The Company has agreed to operate its business in the ordinary course until the Effective Time. The Company has also agreed not to, and to cause its subsidiaries and instruct its representatives not to, solicit or initiate discussions with third parties regarding other proposals for a strategic transaction involving the Company. Parent and the Company have agreed to use their reasonable best efforts to take all actions necessary to consummate the Merger, subject to certain limitations, and as is more particularly described in the Merger Agreement.

The obligation of the parties to consummate the Merger is subject to the expiration of the waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary conditions. The Merger Agreement includes no financing contingency of any kind, and the Company has the ability to seek specific performance of enforce Parent’s obligation to close the Merger, as is more particularly described in the Merger Agreement.

The Merger Agreement also includes customary termination provisions for both the Company and Parent, subject, in certain circumstances, to the payment by the Company of a termination fee of $13,125,000 (the “Termination Fee”). The Company must pay Parent the Termination Fee in the event that the Merger Agreement is terminated by Parent (i) following a change of recommendation by the board of directors of the Company (the “Company Board”) or any committee thereof (including the special committee of the Company Board (the “Special Committee”)), (ii) in the event that the Merger Agreement is terminated by the Company upon the determination of the Company Board or the Special Committee in order to enter into a definitive agreement with respect to a Superior Proposal or (iii) upon the Company’s material breach of its covenant not to solicit or initiate discussions with third parties regarding alternate acquisition proposals, in each case, as is more particularly described in the Merger Agreement.

The Company must also pay Parent the Termination Fee if (i) (A) the Effective Time has not occurred on or prior to June 5, 2020 (the “Outside Date”) (subject to an extension to August 5, 2020, as described in the Merger Agreement) and the Merger Agreement is terminated by either Parent or the Company, (B) the Company’s stockholders fail to adopt the Merger Agreement and the Merger Agreement is terminated by either Parent or the Company or (C) Parent terminates the Merger Agreement due to the Company’s breach of any of its covenants, agreements, representations or warranties contained in the Merger Agreement that would give rise to the failure of the Company to satisfy certain closing conditions, subject to a cure period, (ii) a third party has publicly disclosed an acquisition proposal to the Company after the date of the Merger Agreement and prior to its termination (or, in the case of a termination described in the foregoing clause (i)(B), prior to the applicable stockholders meeting) and (iii) within twelve (12) months following such date of termination, the Company enters into an agreement for a business combination transaction or consummates a business combination transaction, in each case, as is more particularly described in the Merger Agreement. The parties to the Merger Agreement are also entitled to seek an injunction or injunctions to prevent breaches of the Merger Agreement, and to seek to specifically enforce the terms and provisions of the Merger Agreement.

The Company Board, acting on the unanimous recommendation of the Special Committee, unanimously (except for the abstention of directors affiliated with KarpReilly GP, LLC with respect to approval of the TRA Amendment (as defined below)) (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of the Company’s stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) directed that the adoption of the Merger Agreement be submitted to a vote at a meeting of the Company’s stockholders and (iv) resolved to recommend that the Company’s stockholders vote to adopt the Merger Agreement.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full copy of the Merger Agreement filed as Exhibit 2.1 hereto and incorporated herein by reference. The summary and the copy of the Merger Agreement are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the U.S. Securities and Exchange Commission (“SEC”). The assertions embodied in the representations and warranties included in the Merger Agreement were made solely for purposes of the contract among the Company, Merger Sub and Parent and are subject to important qualifications and limitations agreed to by the Company, Merger Sub and Parent in connection with the negotiated terms, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to the Company’s SEC filings or may have been used for purposes of allocating risk among the Company, Merger Sub and Parent rather than establishing matters as facts. Investors should not rely on the representations and warranties or any description of them as characterizations of the actual state of facts of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and this subsequent information may or may not be fully reflected in public disclosures by the Company or Parent.

Tax Receivable Agreement Amendment

In connection with the initial public offering of shares of Class A Common Stock, the Company entered into a tax receivable agreement (the “TRA”) with certain owners of equity interests of Habit Restaurants, LLC as of immediately prior to such initial public offering. The TRA provided for certain payments to such equityholders and their assignees by the Company with respect to certain tax attributes of the Company, including in connection with a change of control of the Company. On January 5, 2020, in connection with the execution of the Merger Agreement, the Company entered into an agreement (the “TRA Amendment”) with Habit Restaurants, LLC and certain other persons entitled to payments pursuant to the TRA (such persons, the “TRA Holders”) to amend the TRA. The TRA Amendment (i) establishes the amount to be paid to TRA Holders is $50.0 million resulting from the Merger, which amount is in addition to amounts otherwise due under the TRA for the 2019 tax year of approximately $3.1 million, all of which will be fixed and paid in full if the Merger is consummated in satisfaction of the Company’s payment obligation under the TRA and (ii) confirms the termination of the TRA upon the making of such payments.

The foregoing description of the TRA Amendment does not purport to be complete and is qualified in its entirety by reference to the full copy of the TRA Amendment filed as Exhibit 10.1 hereto and incorporated herein by reference.

Voting Agreement

On January 5, 2020, in connection with the execution of the Merger Agreement, the Bendel Family Trust, Ira Fils, KarpReilly GP, LLC and KarpReilly Investments, LLC, (the “Voting Agreement Counterparties”), who collectively beneficially own, in the aggregate, as of January 5, 2020, approximately 1.36% of the issued and outstanding shares of Class A Common Stock, 66.28% of the issued and outstanding shares of Class B Common Stock, 66.28% of the issued and outstanding LLC Units and 14.62% of the voting power of the Common Stock, entered into a voting agreement (the “Voting Agreement”) with Parent, pursuant to which the Voting Agreement Counterparties have, among other things, agreed to vote the shares of Company Common Stock beneficially owned by them, or that may become beneficially owned by them during the term of the Voting Agreement, in favor of adopting of the Merger Agreement and any other matters necessary for consummation of the Merger and the other transactions contemplated by the Merger Agreement. Under the Voting Agreement, the Voting Agreement Counterparties have agreed to restrictions on their ability to transfer the shares of Company Common Stock and LLC Units owned by them, subject to certain exceptions. The obligations and rights under the Voting Agreement terminate upon the earliest of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) a withdrawal, change, modification, withholding or qualification of the Company Board’s recommendation of the Merger and (iv) with respect to a particular Voting Agreement Counterparty, the mutual written agreement of Parent and such Voting Agreement Counterparty.

The foregoing summary of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full copy of the Voting Agreement is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 8.01 Other Events.

On January 6, 2020, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is filed as Exhibit 99.2 hereto and incorporated herein by reference.

*****

Additional Information and Where to Find It

In connection with the proposed Merger, the Company expects to file with the SEC and furnish to its stockholders a proxy statement on Schedule 14A, as well as other relevant documents concerning the proposed Merger. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each Company stockholder entitled to vote at the special meeting relating to the proposed Merger. The proxy statement will contain important information about the proposed Merger and related matters. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT THAT HOLDERS OF THE COMPANY’S SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING VOTING. This communication is not a substitute for the proxy statement or for any other document that the Company may file with the SEC and send to its stockholders in connection with the proposed Merger. The proposed Merger will be submitted to Company stockholders for their consideration.

Stockholders of the Company will be able to obtain the proxy statement, as well as other filings containing information about the Company and the proposed Merger, without charge, at the SEC’s website (http://www.sec.gov). Copies of the proxy statement (when available) and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by contacting the Company’s Investor Relations at HabitIR@habitburger.com or (949) 943-8692, or by going to the Company’s Investor Relations page on its website at
http://ir.habitburger.com/investor-overview.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger. Information regarding the interests of the Company’s directors and executive officers and their ownership of shares of the Company’s common stock is set forth in the Company’s proxy statement on Schedule 14A filed with the SEC on April 23, 2019, and will be included in the Company’s definitive proxy statement to be filed with the SEC in connection with the proposed Merger, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the proposed Merger, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC in connection with the proposed Merger. Free copies of this document may be obtained as described in the preceding paragraph.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication are forward-looking statements, including, without limitation, the statements made concerning the pending acquisition of the Company by Parent. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. You should read any such forward-looking statements carefully, as they involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly from those projected or contemplated in any such forward-looking statement. Those risks, uncertainties and assumptions include: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company’s common stock; (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the Merger Agreement by the Company’s stockholders and the receipt of certain regulatory approvals; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement; (iv) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results and business generally; (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; (vi) risks related to diverting management’s attention from the Company’s ongoing business operations; (vii) the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement or the proposed transaction, (viii) unexpected costs, charges or expenses resulting from the proposed transaction; and (ix) other risks described in the Company’s filings with the SEC, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Forward-looking statements speak only as of the date of this Form 8-K or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, the Company does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of January 5, 2020, among The Habit Restaurants, Inc., YUM! Brands, Inc. and YEB Newco Inc.*

10.1	Tax Receivable Agreement Amendment, dated as of January 5, 2020, by and among The Habit Restaurants, Inc., Habit Restaurants, LLC, KarpReilly, LLC and certain unitholders of Habit Restaurants, LLC*

99.1	Voting Agreement, dated as of January 5, 2020, among YUM! Brands, Inc. and the stockholders party thereto*

99.2	Joint Press Release dated January 6, 2020 issued by The Habit Restaurants, Inc. and YUM! Brands, Inc.

*

Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Habit Restaurants, Inc.

By:	/s/ Ira Fils
Ira Fils Chief Financial Officer and Secretary

Date: January 6, 2020